UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2008

Ardmore Holdings Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23806	87-0046720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Xing Guang Road, Zhing Bei Industrial Park Xi Qing District, Tianjin, China	300384
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: +86-22-2798-4033

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 5.06         CHANGE IN SHELL COMPANY STATUS
ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

On June 6, 2008 we filed a Current Report on Form 8-K (the “8-K”) disclosing our acquisition through a reverse merger of Tianjin Yayi Industrial Co., Ltd., a producer and supplier of goat milk in China and the completion of financing pursuant to which we raised $1.3 million in gross proceeds from the issuance of our notes and warrants. This Amendment No. 1 on Form 8-K/A (the “Form 8-K/A”) is being filed to amend the Form 8-K by revising: (i) information regarding the pledge of 500,000 shares by Li Liu; (ii) the Table of Contractual Obligations; and (iii) the Summary Compensation Table.

The 8-K indicated that Li Liu had pledged 500,000 shares of common stock to secure the obligation evidenced by a $250,000 note payable to Tyrant, LLC. We hereby amend the 8-K to reflect that the 500,000 shares were pledged by Global Rock Stone Industrial Ltd. Li Liu is affiliated with Global Rock.

The table of contractual obligations in the 8-K is hereby amended and restated as follows:

Contractual Obligations

The following table summarizes the contractual obligations of Tianjin Yayi at January 31, 2008:

	Payments Due by Period
(In United States Dollars)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations:
Operating Lease Obligations[1]	$26,264,048	$533,567	$2,774,613	$2,541,060	$20,414,808
Capital Purchase Obligations[2]	191,573	191,573
Other Purchase Obligations and Commitments[3]	5,244,426	803,844	2,143,260	1,950,804	346,518
Long-Term Debt Obligations[4]	56,525	33,206	23,319
Total:	31,756,572	1,562,190	4,941,192	4,491,864	20,761,326

1 Includes rental obligations for a factory and warehouse expected to be completed September 1, 2008, and is due to expire in 2029, and contractual commitments to pay for two process contracts entered into with third parties for the processing of milk which expire in December 2008 and December 2009.

2 Upon completion of construction, we will pay the balance of the purchase price for the Jinghai Industrial office building. Construction is estimated for completion in September 2008.

3 Represents agreement with local governmental authorities for the minimum purchase obligations of raw goat milk product. The purchase price is determined by the market. The market price as of January 31, 2008 for raw goat milk products was $486/ton. Actual dollar amounts will vary based on market price fluctuations.

4 This total does not include (i) three short-term debt obligations (totaling $2,832,625) with due dates ranging from July 11, 2008 to December 27, 2008, (ii) $1,437,700 due as of January 31, 2008 to Li Liu, our chief executive officer, (iii) $1,000,000 borrowed from Allied Merit International Investment, Inc., subsequent to January 31, 2008, (iv) $1.3 million in notes issued in the offering, and (v) a $250,000 note issued to Tryant, LLC in connection with the merger.

The Summary Compensation Table is hereby amended and restated as follows:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation Compensation($)	Total ($)
Li Liu Chief Executive Officer [1]	2007 2006 2005	$ $ $	6,380 2,706 2,633	- - -	- - -	- - -	- - -	- - -	- - -	$ $ $	6,380 2,706 2,633
Jeff D. Jenson Chief Executive Officer[2]	2007 2006 2005		- - -	- - -	- - -	- - -	- - -	- - -	- - -		- - -
________________
1 Assumed this position on June 6, 2008. Her compensation is for the fiscal years ended October 31.
2 Assumed this position in March 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2008

Ardmore Holding Corporation

By:	/s/ Li Liu
Li Lui, Chief Executive Officer